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As filed with the Securities and Exchange Commission on December 17, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CARDINAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	6021 (Primary Standard Industrial Classification Code Number)	54-1874630 (I.R.S. Employer Identification Number)

8270 Greensboro Drive, Suite 500
McLean, Virginia 22102
(703) 584-3400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Bernard H. Clineburg
Chairman, President and Chief
Executive Officer
Cardinal Financial Corporation
8270 Greensboro Drive, Suite 500
McLean, Virginia 22102
(703) 584-3400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies of Communications to:

Wayne A. Whitham, Jr., Esq. John M. Oakey, III, Esq. Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991	Jennifer R. Evans, Esq. Jennifer Durham King, Esq. Vedder, Price, Kaufman & Kammholz, P.C. 222 North LaSalle Street Suite 2600 Chicago, Illinois 60601 (312) 609-7500

        Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-110693

        If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share	1,207,500	$7.10	$8,573,250	$694

        This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), the contents of the Registration Statement on Form S-1, File No. 333-110693, filed by Cardinal Financial Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") on November 21, 2003, and as amended on December 8, 2003, including the exhibits thereto, and declared effective by the Commission on December 17, 2003, are hereby incorporated by reference into this registration statement. This registration statement is being filed with respect to the registration of an additional 1,207,500 shares of the Registrant's common stock, par value $1.00 per share, pursuant to Rule 462(b) under the Securities Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax, Commonwealth of Virginia, on December 17, 2003.

CARDINAL FINANCIAL CORPORATION
By:	/s/ BERNARD H. CLINEBURG Bernard H. Clineburg Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BERNARD H. CLINEBURG Bernard H. Clineburg	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 17, 2003
* Domingo Rodriguez	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2003
* Jennifer L. Deacon	Vice President and Controller (Principal Accounting Officer)	December 17, 2003
B. G. Beck	Director
* Wayne W. Broadwater	Director	December 17, 2003
* William G. Buck	Director	December 17, 2003
* Sidney O. Dewberry	Director	December 17, 2003
* John W. Fisher	Director	December 17, 2003
Michael A. Garcia	Director
* J. Hamilton Lambert	Director	December 17, 2003

* William E. Peterson	Director	December 17, 2003
James D. Russo	Director
* John H. Rust, Jr.	Director	December 17, 2003
Emad Saadeh	Director
* George P. Shafran	Director	December 17, 2003
* Alice M. Starr	Director	December 17, 2003

* Bernard H. Clineburg, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1, File No. 333-110693, as amended, referenced herein.

Dated: December 17, 2003	/s/ BERNARD H. CLINEBURG Bernard H. Clineburg

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Williams Mullen.
23.1	Consent of Williams Mullen (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX